SECURITIES AND EXCHANGE COMMISSION
         WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF  1934

Date of Report (Date of earliest event reported):  September 6, 2007

Tasty Baking Company
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5084	23-1145880
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Hunting Park Avenue, Philadelphia, Pennsylvania	19129
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 221-8500

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

On September 6, 2007 (the “Closing Date”), Tasty Baking Company (the “Company”) entered into: (1) a Credit Agreement (the “Bank Agreement”) dated as of the Closing Date among the Company and its subsidiaries, as Borrowers; Citizens Bank of Pennsylvania (“Citizens”), as Administrative Agent, Collateral Agent, Swing Line Lender and Letter of Credit Issuer; and Bank of America, N.A., Sovereign Bank, and Manufacturers and Traders Trust Company, each as a Lender; (2) a Credit Agreement (the “PIDC Agreement”) dated as of the Closing Date among the Company, as Borrower, the Company’s subsidiaries, as guarantors, and PIDC Local Development Corporation, as Lender; and (3) a Machinery and Equipment Loan Fund Loan Agreement (the “MELF Agreement”) dated as of the Closing Date with The Commonwealth of Pennsylvania (the “Commonwealth”) acting by and through the Department of Community and Economic Development.  These loans are expected to be used to finance the Company’s move of its Philadelphia manufacturing facility and corporate headquarters to new facilities to be constructed at the Philadelphia Navy Yard, along with refinancing the Company’s existing debt and for working capital needs.

Bank Agreement

The Bank Agreement established a $100 million credit facility consisting of (i) a fixed asset line of credit in an amount up to $55 million (“Fixed Asset Line of Credit”), (ii) a working capital revolver in an amount up to $35 million (“Working Capital Revolver”), and (iii) a low-interest job bank loan in an amount of $10 million from Citizens in partnership with the Commonwealth (the “Job Bank Loan”).

The Fixed Asset Line of Credit may be disbursed from time to time during the period commencing upon the Closing Date and ending 3 years thereafter (the “Fixed Asset Line Draw Period”).  The Fixed Asset Line Draw Period may be extended for 90 days upon the request of the Company.  During the Fixed Asset Line Draw Period, the Company will pay interest only upon all amounts outstanding or drawn under the Fixed Asset Line of Credit.  After the expiration of the Fixed Asset Line Draw Period, the Fixed Asset Line of Credit shall convert into three component parts (based upon formulas set forth in the Bank Agreement) that will each have a term expiring 2 years after the expiration of the Fixed Asset Line Draw Period.  After this conversion, the Company will repay the then outstanding principal amount of these components in consecutive monthly payments of principal and interest with a final balloon payment at the end of the term.  The three components consist of (i) an Equipment Component of up to $35 million, (ii) a Mortgage Component of up to $20 million (depending on the appraised value of the collateral), and (iii) an Intellectual Property Component of up to $20 million less amounts outstanding under the Mortgage Component.  The Mortgage Component and Intellectual Property Component will be amortized on a 25 year amortization schedule, and the Equipment Component will be amortized on a 15 year amortization schedule.  Additionally, the Company will be required to enter into an interest rate swap on up to 50% of the projected outstanding amount of the Fixed Asset Line of Credit on or before December 5, 2007, which shall provide for interest rate protection through September 6, 2012.

The Working Capital Revolver has a 5 year term.  Amounts borrowed under the Working Capital Revolver may be borrowed, repaid and reborrowed from time to time.  All outstanding principal, plus all accrued and unpaid interest thereon, shall be due and payable on the date that is 5 years after the Closing Date.  Under the Working Capital Revolver, Citizens may issue letters of credit for up to $20 million in the aggregate for the benefit of third parties at the request of the Company.

The Job Bank Loan will be disbursed in a single advance not later than December 31, 2007, subject to satisfaction of certain conditions set forth in the Bank Agreement.  The Job Bank Loan has a 5 year term, commencing as of the Closing Date, and will be amortized on a 10 year amortization schedule.  The Company will pay interest on the first day of each calendar month, commencing on the first day of the first calendar month following disbursement, and will repay the principal in equal and consecutive monthly installments with a final balloon payment due and payable approximately 5 years after the Closing Date.

Amounts borrowed under the Working Capital Revolver and the Fixed Asset Line of Credit will bear interest, at the Company’s option, at a variable rate equal to (i) the prime rate (which is defined as the rate of interest announced by Citizens in the Commonwealth) in effect from time to time plus an additional margin ranging from 0-75 basis points depending on the Company’s operating leverage ratio, or (ii) a rate established for each borrowing for interest periods of one, two, three or six months, as the Company may select, based on the London interbank office rate (LIBOR) for U.S. Dollar deposits having comparable maturities plus an additional margin ranging from 75-275 basis points depending on the Company’s operating leverage ratio.  The Job Bank Loan has a fixed interest rate of 5.50% per annum.  Pursuant to the Bank Agreement, the Company will pay certain commitment fees, letter of credit fees and facility fees.

The Bank Agreement contains customary representations and warranties as well as customary affirmative and negative covenants.  Negative covenants include, among others, limitations on incurrence of liens and secured indebtedness by the Company and/or its subsidiaries, other than in connection with the PIDC Agreement and the MELF Agreement.  Additionally, the Bank Agreement requires that periodic financial covenants be satisfied by the Company.  The Bank Agreement also contains customary events of default.  Upon the occurrence and during the continuance of any event of default, Citizens may declare the outstanding loans and all other obligations under the Bank Agreement immediately due and payable.

The loans under the Bank Agreement are secured by a first priority lien on all of the assets of the Company and its subsidiaries, including, without limitation, all of the Company’s and its subsidiaries’ accounts receivable, inventory, equipment, general intangibles, instruments and real estate.

The description of the Bank Agreement contained herein is qualified in its entirety by reference to the Bank Agreement, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

PIDC Agreement

The PIDC Agreement established a $12 million line of credit.  This credit facility (i) will be available for borrowing during the period commencing as of the Closing Date and ending 3 years thereafter (such period, the “PIDC Borrowing Period”), (ii) will be amortized over the remaining years of the original 10 year term at below market interest rates, with the amortization period to begin at the end of the PIDC Borrowing Period, and (iii) will be secured by (a) a second blanket lien on the Company’s assets, subject to the lien in favor of Citizens, and (b) with respect to certain equipment only, a third lien, subject to the lien in favor of Citizens and a second lien in favor of the Machinery and Equipment Loan Fund (“MELF”).  Amounts advanced under the PIDC Agreement will bear interest until repaid at an effective fixed rate of 4.50% per annum.

The PIDC Agreement contains customary representations and warranties as well as customary affirmative and negative covenants.  Negative covenants include, among others, limitations on incurrence of liens and secured indebtedness by the Company and/or its subsidiaries, other than in connection with the Bank Agreement and the MELF Agreement.  Additionally, the PIDC Agreement requires that the Company and its subsidiaries comply with prevailing wages and laws promulgated by PIDC’s funding sources.  The PIDC Agreement also contains customary events of default.  Upon the occurrence and during the continuance of any event of default, PIDC may declare the outstanding loans and all other obligations under the PIDC Agreement immediately due and payable.

The description of the PIDC Agreement contained herein is qualified in its entirety by reference to the PIDC Agreement, a copy of which is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

MELF Agreement

The MELF Agreement established a $5 million line of credit.  This credit facility (i) will be advanced periodically during the period commencing as of the Closing Date and ending 2 years thereafter (the “MELF Borrowing Period”), (ii) will be amortized over the remaining years of the original 10 year term to begin at the end of the MELF Borrowing Period, and (iii) will be secured by (a) a second lien on certain equipment acquired with amounts advanced under the MELF Agreement, and (b) a third lien on certain other equipment acquired with amounts advanced under the MELF Agreement.  Amounts advanced under the MELF Agreement will bear interest until repaid at a fixed rate of 5% per annum.

The MELF Agreement contains customary representations and warranties as well as customary affirmative and negative covenants.  Negative covenants include, among others, limitations on incurrence of liens and secured indebtedness by the Company, other than in connection with the Bank Agreement and the PIDC Agreement.  The MELF Agreement also contains customary events of default.  Upon the occurrence and during the continuance of any event of default, MELF may declare the outstanding loans and all other obligations under the MELF Agreement immediately due and payable.

Contemporaneously with the closing under the MELF Agreement, MELF delivered to the Company its commitment to extend a second $5 million line of credit to the Company (the “Second MELF Credit Facility”).  The Second MELF Credit Facility will close approximately one year from the Closing Date, and will be on the same terms and conditions as the credit facility under the MELF Agreement as set forth herein.

The description of the MELF Agreement contained herein is qualified in its entirety by reference to the MELF Agreement, a copy of which is filed herewith as Exhibit 99.3 and is incorporated herein by reference.

Item 1.02.  Termination of a Material Definitive Agreement

On September 6, 2007, the Company used a portion of the proceeds  received under the Bank Agreement (as described above in Item 1.01) to terminate and repay all amounts outstanding under the following loans:

•
Amended and Restated Credit Agreement, dated as of September 13, 2005, among the Company and PNC Bank, N.A. and Citizens, as amended ("Amended Credit Agreement").  The Amended Credit Agreement was a $35 million unsecured credit facility that had a 5 year term. The interest rates were indexed to LIBOR based upon the Company’s ratio of debt to EBITDA and rates could decrease up to 50 basis points based on that ratio.

•
Loan Agreement, dated as of September 13, 2005, between the Company and Citizens, providing for (i) a $5.3 million term loan ("Term Loan"), (ii) a  $2.15 million mortgage loan (“Mortgage Loan”), and (iii) a $2.55 million secondary term loan (“Secondary Term Loan”).  The Term Loan was entered into on September 13, 2005, while the Mortgage Loan and the Secondary Term Loan were both entered into on December 20, 2005. The Term Loan was based upon a 15 year amortization with a scheduled maturity in 5 years due in September 2010.  The Mortgage Loan and the Secondary Term Loan had terms of 10 years and 5 years, respectively.  Interest rates for these loans were based on LIBOR plus an applicable margin as determined by the Amended Credit Agreement.  Pursuant to the Mortgage Loan, the Company also executed and delivered to Citizens a mortgage encumbering the Hunting Park Bakery, which mortgage has also been terminated.

The Company also terminated (i) a 5 year interest rate swap, dated December 21, 2005, for the Secondary Term Loan, which was for $2.55 million and had a fixed LIBOR rate of 4.99%, and (ii) a 10 year interest rate swap, dated December 21, 2005, for the Mortgage Loan, which was for $2.15 million and had a fixed LIBOR rate of 5.08%. These LIBOR rates were subject to an additional credit spread which could range from 75 basis points to 140 basis points.

Item 2.03.  Results of Operations and Financial Condition

On September 6, 2007, the Company entered into the Bank Agreement, the PIDC Agreement and the MELF Agreement, each of which is described in Item 1.01 above, which information is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

    (d)  The following exhibits are filed herewith:

99.1
Credit Agreement, dated as of September 6, 2007, among Tasty Baking Company and its subsidiaries, as Borrowers; Citizens Bank of Pennsylvania, as Administrative Agent, Collateral Agent, Swing Line Lender and Letter of Credit Issuer; and Bank of America, N.A., Sovereign Bank, and Manufacturers and Traders Trust Company, each as a Lender

99.2	Credit Agreement, dated as of September 6, 2007, among Tasty Baking Company, as Borrower, the other Loan Parties thereto, and PIDC Local Development Corporation, as Lender

99.3
Machinery and Equipment Loan Fund Loan Agreement, dated as of September 6, 2007, between Tasty Baking Company and The Commonwealth of Pennsylvania acting by and through the Department of Community and Economic Development

“SAFE HARBOR STATEMENT” UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Except for historical information contained herein, the matters discussed herein are forward-looking statements (as such term is defined in the Securities Act of 1933, as amended) that are subject to risks and uncertainties that could cause actual results to differ materially from those stated or implied herein.  There are a number of factors that may cause actual results to differ from these forward-looking statements, including without limitation, the costs to lease and fit-out the new facility and relocate thereto, the risk of business interruption while transitioning to the new facility, the possible disruption of production efficiencies arising out of the Company’s announcement of a reduction in workforce, the success of marketing and sales strategies and new product development, the ability to successfully enter new markets, the price of raw materials, and general economic and business conditions.  Other risks and uncertainties that may materially affect the company are provided in the Company’s annual reports to shareholders and the company’s periodic reports filed with the Securities and Exchange Commission from time to time, including, without limitation, reports on Forms 10-K and 10-Q.  Please refer to these documents for a more thorough description of these and other risk factors.  There can be no assurance that the Company will successfully meet all conditions of the lease or the financing described herein, or that the change to the new manufacturing facility will be successful.  The Company assumes no obligation to publicly update or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TASTY BAKING COMPANY
(Registrant)

Date: September 12, 2007	By:	/s/ David S. Marberger
David S. Marberger
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1
Credit Agreement, dated as of September 6, 2007, among Tasty Baking Company and its subsidiaries, as Borrowers; Citizens Bank of Pennsylvania, as Administrative Agent, Collateral Agent, Swing Line Lender and Letter of Credit Issuer; and Bank of America, N.A., Sovereign Bank, and Manufacturers and Traders Trust Company, each as a Lender

99.2	Credit Agreement, dated as of September 6, 2007, among Tasty Baking Company, as Borrower, the other Loan Parties thereto, and PIDC Local Development Corporation, as Lender
99.3
Machinery and Equipment Loan Fund Loan Agreement, dated as of September 6, 2007, between Tasty Baking Company and The Commonwealth of Pennsylvania acting by and through the Department of Community and Economic Development